UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Schedule 14c

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary information statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
☐ Definitive information statement.

Hotel Outsource Management International, Inc.
(Name of Registrant as Specified in its Charter)

Payment of filing fee (check appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Tile of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act of Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
80 Wall Street, Suite 815
New York, New York 10005
(212) 344-1600

DEAR STOCKHOLDERS:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of Hotel Outsource Management International, Inc., a Delaware corporation (the “Company” or “HOMI”), as of the close of business on the record date [    ], 2014 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on March 20, 2014, the Company received a unanimous written consent in lieu of a meeting from the members of the Board of Directors (the “Board”), and, on April 1, 2014, the Company received a written consent of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock (the “Written Consent”). The written consents adopted and approved resolutions that authorized the Company to effect the following corporate actions:

(1)   Transfer of all of the Company’s operations, trademark registrations and operations subsidiaries, as well as all of the debt of the Company and the debt of the operations subsidiaries to Daniel Cohen and Moise Laurent Elkrief (the “Purchasers”) (the “Transaction”).

Mr. Cohen is the President of HOMI, and both he and Mr. Elkrief are controlling Stockholders of HOMI.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14 (c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing corporate actions were approved by our Board of Directors (the “Board”) by written consent on March 20, 2014.  On April 1, 2014, shareholders representing a majority of the issued and outstanding Common Stock of the Company, adopted by written consent the resolutions approving the Transaction.  The agreement between the Company and Messrs. Cohen and Elkrief is set forth in Appendix A.  Such written consent constitutes the only stockholder approval required to approve this action under Delaware law.  Because the written consent of the holders of the majority of the shares of the Company satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the actions taken by the Majority Holders.

The actions will not become Effective before the date which is 21 days after this Information Statement was first mailed to stockholders. The Information Statement is being mailed on or about April __,  2014, to stockholders of record on [       ] (the “Record Date”).

THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors

/s/ Daniel Cohen
Daniel Cohen
Director and CEO

Date:  April ___, 2014

HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
80 Wall Street, Suite 815
 New York, New York 10005

INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of Hotel Outsource Management International, Inc., a Delaware corporation (“HOMI” or the “Company”), at the direction of the Company’s Board of Directors and pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934.  It is furnished in connection with an action taken by written consent of the holders of a majority of our Common Stock in lieu of a meeting to approve the acquisition of the Company’s operations, trademark rights, operating subsidiaries, along with the debt of the Company and the debt of its subsidiaries by Daniel Cohen and Moise Laurent Elkrief, currently the two largest shareholders of the Company (the “Transaction”).  This Transaction will be accomplished pursuant to the Agreement set forth on Appendix A.

On March 20, 2014, the Board of Directors (the “Board”) approved the Transaction, and on April 1 2014 shareholders representing a total of 2,606,319 shares executed a written consent approving the Transaction.  Of those 2,606,319 shares, Mr. Cohen and Mr. Elkrief hold a total of 2,088,697 shares.  After execution of this consent, Mr. Cohen and Mr. Elkrief recused themselves and the remaining shareholders representing 517,222 of the 860,787 shares not held by either Mr. Cohen or Mr. Elkrief, resolved to approve the Transaction.  All consenting stockholders including Mr. Cohen and Mr. Elkrief shall be referred to as the “Consenting Stockholders” and the consenting stockholders excluding Mr. Cohen and Mr. Elkrief shall be referred to as the “Non-Interested Consenting Stockholders.”   The Consenting Stockholders held of record on the Record Date approximately 88.37% of the total issued and outstanding Common Stock of the Company, which was sufficient to approve the Transaction.   Non-Interested Consenting Stockholders represented a total of 60.1% of the 860,787 outstanding shares of HOMI common stock not held by Mr. Cohen or Mr. Elkrief, and 17.54% of the total 2,949,484 shares outstanding on the Record Date.    Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Delaware General Corporation Law Section 228 (the “Code”) generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate action described herein will be effective on the 21st day after the mailing of this Information Statement or April __, 2014.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

This Information Statement is being mailed on or about April ___,  2014.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes’, “anticipates”, “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE CORPORATE ACTIONS

As of the Record Date, there were 2,949,484 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. For the approval of the Transaction, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Record Date, or 1,504,237 shares, was required for approval.

CONSENTING STOCKHOLDERS

On March 20, 2014, the Board unanimously adopted resolutions approving the disposition of the assets and debts of HOMI and its subsidiaries to Daniel Cohen and Moise Laurent Elkrief, and recommending that stockholders approve such corporate actions. In connection with the adoption of these resolutions, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding Common Stock in order to reduce the costs and implement the proposals in a timely manner.

On April 1, 2014, the following Consenting Stockholders, who collectively own 2,606,319 shares of the Company’s issued and outstanding Common Stock (approximately 88.37%), consented in writing to the proposed Transaction:

Tomwood Ltd.(1)	1,758,135 shares, representing approximately 59.6%
Daniel Cohen	330,562 shares, representing approximately 11.2%
Avraham Bahry	169,546 shares, representing approximately 19.7%
GTL Investment Ltd.	116,973 shares, representing approximately 13.6%
Starboard Enterprises	80,676 shares, representing approximately 9.4%

Jacob Ronnel	50,102 shares, representing approximately 5.8%
Ariel Almog	41,705 shares, representing approximately 4.8%
Talia Chacham	35,717 shares, representing approximately 4.1%
Guy Bahry	22,903 shares, representing approximately 2.7%

Following this consent, the Non-Interested Consenting Stockholders, representing a total of 517,622 shares or 60.1% of the outstanding HOMI common stock excluding those shares held by Tomwood Ltd. and Mr. Cohen, again consented to the Transaction.

(1) The HOMI shares held by Tomwood Ltd. are beneficially owned by Mr. Moise Laurent Elkrief.

Under Section 14(c) of the Exchange Act, the Transaction cannot become effective until the expiration of the 20-day period following the filing and mailing of the Definitive 14C Information Statement.

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Corporate Actions.

WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY OR A CONSENT

This date of this Information Statement is April ___, 2014.

ACTIONS TO BE TAKEN

Transferring the assets of HOMI and its subsidiaries, along with the debts of HOMI and its subsidiaries, to Daniel Cohen and Moise Laurent Elkrief

General

Our Board has unanimously approved a proposal to transfer the assets of HOMI and its subsidiaries to Mr. Cohen and Mr. Elkrief in exchange for their assumption of the debts of HOMI and its subsidiaries.

Effects of the Asset Transfer and Debt Assumption

As of December 31, 2013, HOMI and its subsidiaries had collective debts of approximately $4,100,000.  An independent appraiser has concluded that HOMI's consolidated value is negative.  Upon the effectiveness of the corporate actions described in this information statement, HOMI will have no assets, with the exception of several inactive subsidiaries, and no third party liabilities except as set forth in the Agreement.  The company will then be free to search for other business opportunities.

Principal Stockholders
The following table sets forth certain information known to HOMI with respect to beneficial ownership of HOMI common stock as of March 31, 2014, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

•	More than 5% of the outstanding shares of our common stock;
•	Each of our officers and directors;
•	All of our officers and directors as a group.

Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them

Names and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	% Beneficially Owned (1)

Daniel Cohen 10 Iris Street, PO Box 4591 Caesarea, Israel 30889	330,562	11.2%

Jacob Ronnel 21 Hasvoraim Street Tel Aviv, Israel	50,102	1.7%

Ariel Almog (2) 224 Maypoint Drive, San Raphael, CA	41,705	1.4%

Avraham Bahry 1 Gan Hashikmin Street Ganei-Yehuda-Savion, Israel	169,546	5.7%

Kalman Huber 17, Levy Eshkol st. Tel Aviv, Israel	0	0

Tomwood Ltd. Vanterpool Plaza Wickhams Cay 1 Road Town Tortola, BVI XOVG111O	1,758,135	59.6%

All officers and directors as a group (5 people) (1)(2)	550,210	18.7%

(1)	Based on total of 2,949,484 shares outstanding as of March 15, 2014.
(2)	Mr. Almog resigned from his positions with HOMI effective November 2013.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the actions listed above, pursuant to and in accordance with Rule 14c-2 of the Exchange Act.  Please carefully read this Information Statement.

Dated: April ___, 2014

Daniel Cohen
Hotel Outsource Management International, Inc.
80 Wall Street, Suite 815
New York, New York 10005